Exhibit 23




Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-49305) of Humana Inc.
of our report dated May 14, 1999 relating to the financial statements and supplemental schedules of the Humana Puerto Rico 1165(e) Retirement Plan as of and for the years ended December 31, 1998 and 1997 which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
June 28, 1999